SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): September 18, 2006

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EP Global Communications, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30797	14-1818396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Exceptional Parent Magazine 551 Main Street, Johnstown, Pennsylvania 15901

(Address of Principal Executive Offices)(Zip Code)

(814) 361-3860

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.01. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS

Effective September 18, 2006, Paul Cunningham resigned as the Chief Financial Officer, Secretary and Treasurer of the Company in order to pursue another full time position with an unaffiliated party.  Effective September 18, 2006, James P. McGinnis was appointed as the new Chief Financial Officer of the Company.  Mr. McGinnis has over thirty years experience in various areas of administration, serving in both supportive and management capacities which include lending and appraisal techniques, accounting and auditing procedures and administration of policies, methodology and personnel.  Specifically for the past five years he has been the general manager of E.S Adams Trucking, Inc. in Seward, Pennsylvania. In such capacity, he supervised the internal accounting process, established and monitored safety programs for the drivers and recruited and interviewed prospective drivers.  Prior to such time, he was the Controller for four years for Dedicated Distribution Service in Indiana, Pennsylvania.  In such capacity he supervised an accounting staff, selected and implemented accounting software and developed and implemented a policy and procedure manual.

Mr. McGinnis received his Bachelor of Science in Accounting from Indiana University of Pennsylvania in 1976.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)  Financial statements of business acquired:

None

(b)  Exhibits

Number

     Exhibit

16.1

     Resignation Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

        EP GLOBAL COMMUNICATIONS, INC.

        By: /s/ Joseph M. Valenzano, Jr.

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                      Joseph M. Valenzano, Jr.

                      President, CEO

       Dated: September 22, 2006